Exhibit 99.1
news release
For Immediate Release
Employers Holdings, Inc. Reports Second Quarter 2021 Results;
Declares Third Quarter 2021 Cash Dividend of $0.25 per Share

Company to Host Conference Call on Friday, July 23, 2021, at 11:00 a.m. Eastern Daylight Time

Reno, Nevada - July 22, 2021 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its second quarter ended June 30, 2021.
Financial Highlights
•Record number of ending policies in-force (107,314), up 3.7% since year-end;
•Gross premiums written were $147.1 million, an increase of 5%;
•Net income of $26.4 million, or $0.92 per diluted share;
•Adjusted net income of $11.8 million, or $0.41 per diluted share;
•Net pretax realized and unrealized gains on investments recorded through the income statement of $16.0 million;
•Net investment income of $18.2 million, down 9% year-over-year;
•Net premiums earned of $137.0 million, down 10% year-over-year;
•Net favorable prior year loss reserve development on voluntary business of $1.6 million, vs. $23.5 million a year ago;
•The Company repurchased 250,336 shares of its common stock at an average price of $41.72 per share;
•Book value per share including the Deferred Gain of $46.83, up 2.3% for the quarter including dividends declared.

Management Commentary
Chief Executive Officer Katherine Antonello commented: “With businesses reopening and restrictions lifted, we have begun to capture year-over-year increases in new business submissions, quotes and binds and are encouraged by the rebound we experienced during the second quarter of 2021. We closed the quarter with another record number of policies in-force and premium in-force has begun to increase, which demonstrates that our policyholders have endured the pandemic and small businesses are actively shopping for workers' compensation coverage. Our year-over-year new business premium is down slightly, however, as both the labor-force participation rate and unemployment rate continue to improve, we remain confident that rising payrolls and new business opportunities will bring further growth to our top line.
During the second quarter, we delivered a 3.8% annualized return on adjusted equity and a combined ratio of 98.8% within our largest operating segment, Employers. While we continued to experience significant favorable loss reserve development in nearly all prior accident years, our second quarter results were tempered by $8 million of adverse loss reserve development associated with two catastrophic non-COVID claims that occurred in late 2020.
Last quarter we referred to our $46.6 million of underwriting and general and administrative expenses as the high-water mark for 2021 and, as expected, those expenses decreased by 21% during the second quarter. The decrease was primarily a result of targeted expense savings, employee departures and lower variable expenses that fluctuate directly with earned premium.”
Ms. Antonello continued, "Our Cerity operating segment, which offers digital workers' compensation insurance solutions directly to consumers, continues to gather momentum and now has $1 million of in-force premium, all within our targeted low hazard groups A through D. While the low-to-medium hazard direct to consumer workers' compensation market is relatively immature and Cerity is an early entrant in this space, we believe that its technological and intellectual capabilities will support our future growth initiatives and provide direct access to workers' compensation insurance for businesses seeking an online experience.
In summary, we are diligently focused on capitalizing on emerging labor market improvements, while continuing to maintain underwriting discipline and actively managing our expenses. Our balance sheet and capital position are very strong and are highly supportive of these key initiatives."

Summary of Second Quarter 2021 Results
(All comparisons vs. second quarter 2020, unless noted otherwise).
Gross premiums written were $147.1 million, an increase of 5%. The increase was primarily due to an increase in new policies written and average policy size. Net premiums earned were $137.0 million, a decrease of 10% year-over-year.
Losses and loss adjustment expenses were $83.7 million, an increase of 15%. The Company recognized $1.6 million of net favorable prior year loss reserve development on voluntary business during the current period, versus $23.5 million a year ago. The increase in losses and loss adjustment expenses was primarily due to $8.0 million of unfavorable development in accident year 2020 resulting from two catastrophic non-COVID claims, which was offset by favorable development of $9.6 million primarily in accident years 2017 and prior.
Commission expenses were $18.0 million, a decrease of 6%. The decrease was primarily due to the decrease in earned premiums.
Underwriting and general and administrative expenses were $37.0 million, a decrease of 17%. The decrease resulted from targeted expense savings and employee reductions and departures, which reduced our fixed expenses such as compensation and professional fees, as well as reductions in variable expenses, such as premium taxes and assessments and bad debt expenses, resulting from the decrease in earned premium.
Net investment income was $18.2 million, a decrease of 9%. The decrease was primarily due to lower interest rates year-over-year impacting bond yields.
Income tax expense was $6.0 million (19% effective rate) versus $14.7 million (20% effective rate). The effective rates during each of the periods presented included income tax benefits associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share of $42.54 and book value per share including the Deferred Gain of $46.83 increased by 2.7% and 2.3% during the second quarter of 2021, respectively, computed after taking into account dividends declared. These measures were impacted during the current period by $10.4 million of after-tax unrealized gains arising from fixed maturity securities (which are reflected on the balance sheet) and $11.1 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement).

Summary of Results by Segment
(see page 14 of the Financial Supplement for a description of our reportable segments. All comparisons vs. second quarter 2020, unless noted otherwise).

Employers Segment
The Employers segment reported net income before income taxes of $35.0 million versus $75.5 million.

Highlights include the following:
–Underwriting income of $1.7 million versus $18.2 million;
–Combined ratio of 98.8% versus 88.0%;
–Current accident year loss and LAE ratio of 63.7% versus 65.5%;
–Net favorable prior year loss reserve development of 1.1 percentage points versus 15.6 percentage points;
–Commission expense ratio of 13.2% versus 12.7%;
–Underwriting expense ratio of 23.0% versus 25.4%;
–Net investment income of $17.4 million versus $18.8 million; and
–Net realized and unrealized gains on investments recorded through the income statement of $15.8 million versus $38.2 million.

Cerity Segment
The Cerity segment reported a net loss before income taxes of $1.6 million versus $2.0 million, and an underwriting loss of $2.5 million versus $4.2 million.

Highlights include the following:
–Written premium of $0.3 million versus less than $0.1 million;
–Net investment income of $0.7 million versus $0.9 million;
–Net realized and unrealized gains on investments recorded through the income statement of $0.2 million versus $1.3 million; and
–Underwriting expenses of $2.6 million versus $4.3 million.

Corporate and Other
Corporate and Other activities reported net income (loss) before income taxes of $(1.0) million versus $0.8 million.

Highlights include the following:
–LPT amortization, which served to reduce losses and LAE, of $2.0 million versus $2.5 million;
–Net investment income of $0.1 million versus $0.2 million;
–Net realized and unrealized gains on investments recorded through the income statement of zero versus $0.2 million; and
–General and administrative expenses of $2.9 million versus $2.1 million.

Share Repurchases and Third Quarter 2021 Dividend Declaration
During the second quarter of 2021, the Company repurchased 250,336 shares of its common stock at an average price of $41.72 per share.
On July 21, 2021, the Board of Directors authorized a new share repurchase program to allow for repurchases of up to $50.0 million of our common stock from July 27, 2021 through December 31, 2022. The new program replaces a similar program, which expired on June 30, 2021.
On July 21, 2021, the Board of Directors declared a third quarter 2021 dividend of $0.25 per share. The dividend is payable on August 18, 2021 to stockholders of record as of August 4, 2021.

Earnings Conference Call and Webcast
The Company will host a conference call on Friday, July 23, 2021, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.

To participate in the live conference call by telephone, dial +1 (888) 364-8443 or +1 (484) 747-6630 and use the conference call access code 1379736.

The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will remain on the Company’s web site for up to seven days following the live call. To listen to a recording of the call by telephone, dial +1 (855) 859-2056 or +1 (404) 537-3406 and use the conference call access code 1379736.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.

Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, including the effects of the Coronavirus (COVID-19) pandemic, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and

Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).

About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.

Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Adam Prior, The Equity Group Inc. (212) 836-9606 or aprior@equityny.com